Exhibit 99.1

Blockbuster Provides 2010 Annual Stockholders’ Meeting Information

DALLAS, March 29, 2010 / PRNewswire-FirstCall/ — Blockbuster Inc. (NYSE: BBI, BBI.B), a leading global provider of media entertainment, today provided information regarding its upcoming annual stockholders’ meeting, which is scheduled to be held in Dallas, Texas on Wednesday, May 26, 2010 at 10 a.m. Central Time.

The Blockbuster Board of Directors has approved a slate of director nominees for submission to the Company’s stockholders at its 2010 annual meeting. The nominees include existing directors: Edward Bleier, James W. Crystal, Gary Fernandes, Jules Haimovitz, James W. Keyes and Strauss Zelnick as well as new nominee Joseph J. Fitzsimmons. Director Robert Bowman notified the Company he will not stand for reelection at the annual stockholders’ meeting. Bowman, who, in addition to being Chief Executive Officer of MLB.com, serves as a director on several boards, cited other commitments as the reason for his decision not to stand for reelection.

“We believe the nominees approved by the Board of Directors will provide Blockbuster with the continuity and expertise necessary to continue our transformation into a multi-channel provider of media entertainment,” stated Jim Keyes, Chairman and Chief Executive Officer of Blockbuster Inc. “On behalf of Blockbuster’s key stakeholders, I want to thank Bob for his service and many significant contributions to the Company’s Board. Bob’s leadership and focus on Blockbuster’s long-term opportunities have played an integral role in the Company’s transformation. We wish him continued success.”

Blockbuster’s annual stockholders’ meeting will take place at Renaissance Tower, 1201 Elm Street 42nd floor. Items to be voted upon at the meeting include the following:

•	Election of the 2010 slate of Directors;

•	Ratification of the appointment of PriceWaterhouseCoopers LLC to serve as independent accountants for fiscal 2010;

•	Combination of Class A common stock and Class B common stock into a single class, and approval to execute a reverse stock split.

The Company also reported that it has been notified by the New York Stock Exchange (“NYSE”) that its average global market capitalization had fallen below $75 million over a 30 trading-day period. Under applicable NYSE rules, the Company has 45 calendar days to submit a plan to the NYSE that demonstrates its ability to achieve compliance with the continued listing standards within 18 months.

Keyes concluded, “We intend to promptly submit a plan to the NYSE, which will outline the proactive steps we plan to take to remedy the Company’s non-compliance by September of 2011.”

Stockholders will be able to review detailed biographies of all the Blockbuster Board of Director nominees and other information pertaining to its 2010 annual stockholders’ meeting and proposals within the Company’s proxy statement, which is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on or about April 16, 2010. Upon filing with the SEC, the Company’s Definitive Proxy Statement on Form 14-A will be available, free of charge, at either www.sec.gov or http://investor.blockbuster.com.

Forward Looking Statements

This press release contains “forward looking statements” – that is, statements related to future, not past, events. In this context, forward looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “intend,” “plan,” “believe,” “seek,” or “will.” Forward looking statements by their nature address matters that are, to different degrees, uncertain. Currently, the risks and uncertainties that may most directly affect our future results include (i) whether our operating results continue to decline and whether we are able to generate sufficient cash flows to meet our liquidity needs; (ii) whether we will have sufficient cash flows from operating activities and cash on hand to service our indebtedness and finance the ongoing obligations of our business; and (iii) whether we are able to execute our transformational strategies, (iv) whether we are able to execute the strategies to retain our NYSE listing and obtain requisite approvals to recapitalize or restructure our balance sheet and capital structure and (v) other factors described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended January 3, 2010 and under the heading “Disclosure Regarding Forward-Looking Information” in our quarterly reports on Form 10-Q. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These uncertainties may cause our actual future results to be materially different than those expressed in our forward looking statements. We do not undertake to update our forward looking statements.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The company provides customers with convenient access to media entertainment anywhere, any way they want it – whether in-store, by-mail, through vending kiosks or digitally to their homes and mobile devices. With a highly recognized brand and a library of more than 125,000 movie and game titles, Blockbuster leverages its multichannel presence to serve nearly 47 million global customers annually. The company may be accessed worldwide at www.blockbuster.com.

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Blockbuster Inc. Investor Relations Contact:
Kellie Nugent
Director, Investor Relations
214.854.4442 kellie.nugent@blockbuster.com